UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2021

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Arbutus Biopharma Corporation

(Exact name of registrant as specified in its charter)

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British Columbia, Canada	001-34949	98-0597776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Veterans Circle

Warminster, Pennsylvania 18974

(Address of Principal Executive Offices) (Zip Code)

(267) 469-0914

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ABUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 13, 2021 (the “Execution Date”), Arbutus Biopharma Corporation (the “Company”) entered into an Exclusive License Agreement (the “License Agreement”) with Qilu Pharmaceutical Co., Ltd. (“Qilu”), pursuant to which the Company granted Qilu an exclusive (except as to the Company’s retained rights as set forth below), sublicensable, royalty-bearing license, under certain intellectual property owned by the Company, to develop, manufacture and commercialize the Company’s product candidate, AB-729 (the “Licensed Compound”), including pharmaceutical products that include the Licensed Compound (each, a “Licensed Product” and collectively, “Licensed Products”), for the treatment or prevention of hepatitis B (the “Field”) in China, Hong Kong, Macau and Taiwan (the “Territory”). With respect to the Licensed Compound, the Company retains non-exclusive rights to develop and manufacture the Licensed Compound in the Territory, and exclusive rights to develop, manufacture and commercialize the Licensed Compound and Licensed Products outside the Field in the Territory and in the Field and outside the Field in the rest of the world.

In partial consideration for the rights granted by the Company, Qilu agreed to pay to the Company (i) a one-time upfront cash payment of $40 million payable within 30 business days of the Execution Date, and (ii) milestone payments totaling up to $245 million, net of withholding taxes, upon the achievement of certain technology transfer, development, regulatory and commercialization milestones.

Qilu also agreed to pay the Company double digit royalties into the low twenties percent based upon annual net sales of Licensed Products in the Territory. The royalties are payable on a Licensed Product-by-Licensed Product and region-by-region basis commencing on the first commercial sale of a Licensed Product in a region and continuing until the later to occur of (i) the expiration of the last valid patent claim covering or claiming the composition of matter, method of treatment, or method of manufacture of such Licensed Product in such region, (ii) the expiration of regulatory or data exclusivity for such Licensed Product in such region, and (iii) the tenth anniversary of the first commercial sale of such Licensed Product in such region (collectively, the “Royalty Term”). The royalty rate is subject to reduction under certain circumstances, including when there is no valid claim of a licensed patent that covers a Licensed Product in a particular region or following the existence of a defined level of generic competition to a Licensed Product in a particular region.

Qilu is responsible for all costs related to developing, obtaining regulatory approval for and commercializing the Licensed Products in the Field in the Territory. Qilu is required to use commercially reasonable efforts to develop, seek regulatory approval for, and commercialize at least one Licensed Product in the Field in the Territory. A joint development committee will be established between the Company and Qilu to coordinate and review the development, manufacturing and commercialization plans with respect to the Licensed Products in the Territory. The Company and Qilu also agreed to negotiate in good faith the terms and conditions of a supply agreement and related quality agreement pursuant to which the Company will manufacture or have manufactured and supply Qilu with all quantities of the Licensed Product necessary for Qilu to develop and commercialize the Licensed Product in the Field in the Territory until the Company has completed manufacturing technology transfer to Qilu and approval of a Qilu, or its designated contract manufacturing organization, manufactured product by National Medical Products Administration in China for the Licensed Product.

The License Agreement will expire on a Licensed Product-by-Licensed Product and region-by-region basis on the date of the expiration of the Royalty Term in such region. Upon expiration of the License Agreement, Qilu will have a fully paid-up, freely transferable, perpetual license to use the patent rights and know-how licensed from the Company to research, develop, have developed, manufacture, have manufactured, use, sell, offer for sale, import, export and otherwise commercialize the applicable Licensed Product in the Field in the Territory. Either party may terminate the License Agreement for the other party’s material breach following a cure period or upon certain insolvency events. Qilu may terminate the License Agreement at its sole discretion and without any penalty or liability for any reason or no reason upon twelve months prior written notice to the Company.

The License Agreement includes customary representations and warranties, covenants and indemnification obligations for a transaction of this nature.

The foregoing description of the terms of the License Agreement is not complete and is qualified in its entirety by reference to the full text of the License Agreement, which the Company intends to file as an exhibit to the Company’s Annual Report on Form 10-K for the annual period ended December 31, 2021.

Item 8.01. Other Events.

On the Execution Date, the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Anchor Life Limited, a company established pursuant to the applicable laws and regulations of Hong Kong and an affiliate of Qilu Pharmaceutical (the “Investor”), pursuant to which the Company agreed to offer and sell and the Investor agreed to purchase 3,579,952 of the Company’s common shares, without par value (the “Common Shares”), at a purchase price of USD $4.19 per share, which was the thirty-day volume weighted average price of the Common Shares as of the close of trading on December 10, 2021 (the “Share Transaction”). The aggregate gross proceeds to the Company from the Share Transaction are expected to be $15.0 million. The Common Shares to be issued to the Investor in the Share Transaction represent approximately 2.5% of the Common Shares outstanding immediately prior to the execution of the Share Purchase Agreement on the Execution Date. The Share Transaction is expected to close within 30 days following the Execution Date, subject to customary closing conditions.

The Share Transaction is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Common Shares to be issued in the Share Transaction are being offered and sold without registration under the Securities Act pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder as transactions not involving a public offering, as well as similar exemptions under applicable state securities laws, in reliance upon the following facts: no general solicitation was used in the offer or sale of such securities; the recipient of the securities had adequate access to information about the Company; the recipient of such securities represented its acquisition thereof as principal for its own account and its lack of any arrangements or understandings regarding the distribution of such securities; the recipient of such securities represented its capability of evaluating the merits of an investment in the Company’s securities due to its knowledge, sophistication and experience in business and financial matters; and such securities were issued as restricted securities with restricted legend referring to the Securities Act. No such securities may be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements. No statement in this document or the attached exhibit is an offer to purchase or sell or a solicitation of an offer to sell or buy the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

On December 13, 2021, the Company issued a press release announcing that the Company and Qilu have entered into the License Agreement and the Share Purchase Agreement. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements and Information

This current report on Form 8-K contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements in this current report on Form 8-K include statements about the Company’s expectations for the collaboration with Qilu and any potential benefits related thereto; the expected timing of the upfront payment under the License Agreement; the timing and potential amount of milestone and royalty payments to be received under the License Agreement; and the expected timing of closing of the Share Transaction. There are known and unknown risk factors which could cause Arbutus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors and uncertainties include, among others: Arbutus and Qilu may never realize the expected benefits of the collaboration; and satisfaction of the closing conditions set forth in the License Agreement and Share Purchase Agreement. A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus’ Annual Report on Form 10-K, Arbutus’ Quarterly Reports on Form 10-Q and Arbutus’ continuous and periodic disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated December 13, 2021
104	Cover page interactive data file (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbutus Biopharma Corporation

Date: December 13, 2021	By:	/s/ David C. Hastings
David C. Hastings
Chief Financial Officer